EXHIBIT 5
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                                 November 2, 2000


   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549

        RE:  NISOURCE INC. -- REGISTRATION OF 17,926,000
             COMMON SHARES, PAR VALUE $.01 PER SHARE, ON FORM S-8
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   Ladies and Gentlemen:

        We have acted as special counsel to NiSource Inc. (formerly named "New NiSource Inc."), a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 2,500,000 common shares, $.01 par value per share (and the associated preferred share purchase rights) of the Company (the "Shares") to be issued under the NiSource Inc. Tax Deferred Savings Plan, 1,500,000 Shares to be issued under the Northern Indiana Public Service Company Bargaining Unit Tax Deferred Savings Plan, 50,000 Shares to be issued under the Kokomo Gas & Fuel Co. Bargaining Unit Tax Deferred Savings Plan, 28,000 Shares to be issued under the IWC Resources Corporation Employee Thrift Plan and Trust, 253,000 Shares to be issued under the Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources, Inc., 518,000 Shares to be issued under the Bay State Gas Company Savings Plan for Operating Employees, 1,077,000 Shares to be issued under the Bay State Gas Company Employee Savings Plan and 12,000,000 Shares to be issued under the Columbia Savings Plan (the "Plans").

        In this connection we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

        Based upon the foregoing, it is our opinion that (i) the written provisions of the current Plan documents comply with the applicable provisions of the Employee Retirement Income Security Act of 1974; and
   (ii) the 17,926,000 Shares, when issued in accordance with the terms of the Plans, and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.







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        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE


                                 By:  /s/ Frederick L. Hartmann
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                                      Frederick L. Hartmann